Exhibit 4.2
THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
HEARTFLOW, INC.
WARRANT TO PURCHASE COMMON STOCK

No. W-002	January 19, 2021
Void After January 19, 2031
THIS CERTIFIES THAT, for value received, Hayfin Tourmaline Luxco S.a.r.l. or its permitted assignee (the “Holder”) is entitled to subscribe for and purchase at the Exercise Price (as defined below) from HeartFlow, Inc., a Delaware corporation, with its principal office at 1400 Seaport Boulevard, Building B, Redwood City, CA 94063 (the “Company”), the Exercise Shares (as defined below). Subject to the terms and conditions set forth herein, this Warrant shall be exercisable during the period (the “Exercise Period”) commencing on the date hereof and ending on the 10th anniversary of the issue date of this Warrant (the “Expiration Date”).
Upon completion of the Holdings Restructuring, as defined in that certain Credit Agreement and Guaranty (the “Credit Agreement”) entered into in connection with this Warrant, by and among the Company, Hayfin Services LLP and the lenders party thereto the parties shall cause this Warrant to be exchanged for a similar Warrant issued by Holdings, as defined in the Credit Agreement.
1.    DEFINITIONS. As used herein, the following terms shall have the following respective meanings:
(a)    “Change of Control Transaction” means the consummation of (i) any consolidation or merger of the Company with or into any other corporation or other entity, or any other corporate reorganization (other than a transaction for the purpose of changing the domicile of the Company), in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization do not own, directly or indirectly, capital stock of the entity surviving such merger, consolidation or reorganization (or its parent entity) representing a majority of the combined voting power of the outstanding securities of such entity immediately after such consolidation, merger or reorganization; (ii) any other transaction or series of related transactions, in which capital stock representing in excess of fifty percent (50%) of the Company’s voting power is transferred to any single third-party entity (or group of related third-party entities) that is (or are) not affiliated with the Company; (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company to a third party not affiliated with the Company; or (iv) any consolidation or merger of the Company or a subsidiary of the Company with or into, or any other corporate reorganization undertaken with, a publicly listed shell company or special purpose acquisition company, or a subsidiary of such an entity; provided, that (A) a transaction or series of related transactions with the principal purpose of raising capital or (B) a reorganization effected in accordance with Section 251(g) of the DGCL, shall not be considered a Change of Control Transaction.
(b)    “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
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(c)    “DGCL” shall mean the Delaware General Corporation Law as currently in effect.
(d)    “Direct Listing” shall mean the initial listing of shares of the Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”) (or any successor registration form under the Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale.
(e)    “Exercise Price” shall mean $0.01 per share, subject to adjustment pursuant to Section 5.1 below.
(f)    “Exercise Shares” shall initially mean three hundred fifteen thousand eight hundred ten (315,810) shares of Common Stock, subject to adjustment pursuant to the terms herein, including adjustment pursuant to Section 5 below.
(g)    “IPO” shall mean the first sale of shares of capital stock of the Company pursuant to an effective registration statement under the Act in an underwritten public offering.
2.    EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in full or in part at any time during the Exercise Period, subject to the Company having a sufficient number of authorized shares of its Common Stock, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
(a)    An executed Notice of Exercise in the form attached hereto;
(b)    Payment of the Exercise Price either (i) in cash or by check, or (ii) via net exercise in accordance with Section 2.2 below; and
(c)    This Warrant.
Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates (along with a replacement warrant reflecting the balance of the Exercise Shares), shall be issued and delivered to the Holder or such designee within a reasonable time after the rights represented by this Warrant shall have been so exercised and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Exercise Shares for which this Warrant remains exercisable.
The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
2.2    Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may
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elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:
X = Y (A-B)
A

Where	X =	the number of shares of Common Stock to be issued to the Holder

	Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

	A =	the fair market value of one share of Common Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)
For purposes of the above calculation and determining the fair market value of one share of Common Stock, if the Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of one share of Common Stock shall be the closing price or last sale price of a share of Common Stock reported for the business day immediately before the date on which the Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Common Stock is not traded in a Trading Market, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith.
3.    COVENANTS OF THE COMPANY.
3.1    Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will, prior to the time this Warrant is exercised by the Holder, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its share capital to allow for the issuance of such number of shares of Common Stock.
3.2    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
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4.    REPRESENTATIONS OF HOLDER.
4.1    Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. Holder has not been formed for the specific purpose of acquiring this Warrant or the Exercise Shares.
4.2    Securities Are Not Registered.
(a)    The Holder understands that this Warrant and the Exercise Shares have not been registered under the Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
(b)    The Holder recognizes that this Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.
(c)    The Holder is aware that neither this Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.
4.3    Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act. The Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company. The Holder is experienced in making investments of this type and has such knowledge and background in financial and business matters that the Holder is capable of evaluating the merits and risks of this investment and protecting the Holder’s own interests.
4.4    Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Note, including (a) the legal requirements within the Holder’s jurisdiction for the purchase of this Warrant and the Exercise Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of this Warrant and the Exercise Shares. The Holder’s subscription, payment for and continued beneficial ownership of this Warrant and the Exercise Shares will not violate any applicable securities or other laws of the Holder’s jurisdiction.
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4.5    No “Bad Actor” Disqualification. The Holder represents and warrants that neither (a) the Holder nor (b) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this Section 4.5 and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.
4.6    Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.
4.7    Disposition of Warrant and Exercise Shares.
(a)    The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless and until:
(i)    There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
(ii)    The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.
(b)    The Holder understands and agrees that all certificates evidencing Exercise Shares to be issued to the Holder may bear the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THESE SECURITIES ARE SUBJECT TO A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN AN AGREEMENT BETWEEN THE HOLDER AND THE COMPANY.
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5.    ANTI-DILUTION ADJUSTMENT FOR CERTAIN EVENTS.
5.1    In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.
5.2    If, upon the first issuance of Next Round Securities in the Next Round (the “Next Round Issuance”) this Warrant is then currently exercisable in whole or in part and the Next Round Price is less than $25.3317 per share (as adjusted for any stock splits, recapitalizations and the like), the number of Exercise Shares shall be increased to equal the quotient obtained by dividing (a) $8,000,000 by (b) the Next Round Price (subject to adjustment thereafter from time to time in accordance with the provisions of Section 5.1 of this Warrant), net of any Exercise Shares issued prior to the Next Round Issuance. As used herein “Next Round” means, at any time prior to the consummation of an IPO or Direct Listing, the first sale or issuance by the Company on or after the original issue date of this Warrant, in a single transaction or series of related transactions, of shares of its convertible preferred stock or other senior equity securities to one or more investors for at least $5 million in gross cash proceeds; “Next Round Securities” means the type, class and series of convertible preferred stock or other senior equity security sold or issued by the Company in the Next Round; and “Next Round Price” means the price per share paid in cash by purchasers of Next Round Securities issued in the Next Round. For example, if the Company issues Next Round Securities at a Next Round Price of $20.00 and the Warrant is then currently outstanding in whole, the number of Exercise Shares shall be increased from 315,810 to 400,000 ($8,000,000 / $20 = 400,000). In the event this Warrant has been exercised in part prior to the Next Round, the increase in the number of Exercise Shares shall be reduced by the number of Exercise Shares previously issued upon partial exercise of this Warrant. No more than one adjustment shall be made pursuant to this Section 5.2.
6.    FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.
7.    TREATMENT OF WARRANT UPON CERTAIN EVENTS.
7.1    Upon a Change of Control Transaction.
(i)    In the event of a Change of Control Transaction in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one share of the Company’s Common Stock as determined in accordance with Section 2.2 above would be greater than the Exercise Price in effect on such date immediately prior to such Cash/
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Public Acquisition, and Holder has not exercised this Warrant as to all Exercise Shares, then this Warrant shall automatically be deemed to be net exercised pursuant to Section 2.2 above as to all Exercise Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such net exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of this Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Exercise Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the fair market value of one share of the Company’s Common Stock as determined in accordance with Section 2.2 above would be less than the Exercise Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.
(ii)    The Company shall provide the Holder with written notice of a Change of Control Transaction (together with such reasonable information as the Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Change of Control Transaction giving rise to such notice), which is to be delivered to the Holder not less than five (5) Business Days prior to the closing of the proposed Change of Control Transaction.
(iii)    Upon the closing of any Change of Control Transaction other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Exercise Shares issuable upon exercise of the unexercised portion of this Warrant as if such Exercise Shares were outstanding on and as of the closing of such Change in Control Transaction, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
(iv)    As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (a) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (b) the class and series of shares or other security of the issuer that would be received by the Holder in connection with the Cash/Public Acquisition were the Holder to exercise this Warrant on or prior to the closing thereof is then traded on a Trading Market, and (c) Holder would be able to publicly re-sell, within six (6) months following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by the Holder in such Cash/Public Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Cash/Public Acquisition.
7.2    Automatic Exercise at Expiration. To the extent this Warrant is not previously exercised, and if the fair market value of one Warrant share is greater than the Exercise Price, as adjusted, on the Expiration Date, this Warrant shall be deemed automatically exercised in accordance with Section 2.2 hereof (even if not surrendered) immediately prior to the close of business on the Expiration Date (unless the Expiration Date is not a Business Day, in which case, on the Business Day immediately preceding the Expiration Date). To the extent this Warrant is deemed automatically exercised pursuant to this Section 7, the Company agrees to notify the Holder within a reasonable period of time of the number of Warrant shares the Holder is to receive by reason of such automatic exercise. The Company shall not be required to deliver any certificates evidencing any Exercise Shares issuable upon such automatic exercise unless and until the Company has received the original of this Warrant (or an affidavit reasonably satisfactory to the Company that this Warrant has been lost, stolen or destroyed).
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8.    MARKET STAND-OFF AGREEMENT. Holder hereby agrees that Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock (or other securities) of the Company held by Holder (other than those included in the registration) during the 180-day period following the effective date of the IPO or Direct Listing (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). Holder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Act. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. Holder agrees that any transferee of this Warrant (or other securities of the Company held by Holder) shall be bound by this Section 8 as a condition to the transfer. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
9.    NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
10.    INFORMATION AND REGISTRATION RIGHTS.
10.1    Subject to Holder’s entering into a confidentiality agreement in form and substance reasonably acceptable to the Company, the Company will furnish the following reports to Holder so long as this Warrant remains exercisable: (a) as soon as practicable after the end of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, as at the end of such fiscal year, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such year (the “Fiscal Year Financials”), prepared in accordance with U.S. generally accepted accounting principles consistently applied, with audited Fiscal Year Financials to be provided when available; (b) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such quarterly period, prepared in accordance with U.S. generally accepted accounting principles consistently applied; and (c) when available, a financial plan and budget for the then current fiscal year. The information rights granted under this Section 10 shall automatically terminate in the event of a Cash/Public Acquisition, an IPO or a Direct Listing and are not transferable to any person not affiliated with the Holder.
10.2    The Exercise Shares shall be “Registrable Securities” as such term is defined in the Amended and Restated Investors’ Rights Agreement, dated as of November 20, 2017 (as amended from time to time, the “Rights Agreement”) for purposes of Sections 2.1 and 2.2 thereof, and Holder shall have the same rights as, and shall be subject to the same terms and conditions set forth in, Sections 2.1 (Requested Registration) and 2.2 (Company Registration) of
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the Rights Agreement as a “Holder” thereunder, provided that none of the Exercise Shares shall be counted when determining the Initiating Holders (as defined in the Rights Agreement). Holder shall execute and deliver a joinder to Sections 2.1 and 2.2 of the Rights Agreement following the exercise of this Warrant. The Company shall take such action as may be reasonably necessary to carry out the intent of the foregoing, including, without limitation, amending the Rights Agreement to include the Exercise Shares as Registrable Securities under the Rights Agreement, subject to the limitations set forth in this Section 10.2.
11.    TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant (including without limitation, delivery of a legal opinion reasonably satisfactory to the Company), this Warrant is transferable, in whole or in part, by the Holder in person or by duly authorized attorney to (a) any affiliate (including related funds) of Holder, or (b) subject to the Company’s consent, which shall not be unreasonably withheld, a person not affiliated with the Holder, in each case, upon delivery of this Warrant and the form of assignment attached hereto to the transferee designated by Holder. In the event of a non-affiliate transfer, the information rights set forth in Section 10 above shall automatically terminate. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company for the purpose of providing the representations and warranties in Section 4 hereof. Upon any such transfer the Company shall issue within a reasonable period of time, an appropriate warrant to the transferee(s). The Company may withhold its consent to a transfer of all or any portion of this Warrant to a direct or indirect competitor of the Company. Holder shall reimburse the Company’s reasonable out of pocket costs and fees (including the Company’s legal fees) for any transfers of this Warrant occurring after the original issue date of this Warrant.
12.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
13.    NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at Hayfin Capital Management LLP, One Eagle Place, London, SW1Y 6AF, United Kingdom; or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.
14.    ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
15.    GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.
[Remainder of the page left intentionally blank.]
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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of January 19, 2021.

HEARTFLOW, INC.

By:	/s/ Dana Mead

Name: Dana G. Mead, Jr.

Title: President and Chief Executive Officer

Address: 1400 Seaport Boulevard, Building B Redwood City, CA 94063

[Signature Page to Warrant to Purchase Common Stock]

ACKNOWLEDGED AND AGREED

HAYFIN TOURMALINE LUXCO S.A.R.L.

By:	/s/ Beatrice Methe

Name:	Beatrice Methe

Title:	Manager

Address:	15 boulevard F.W. Raiffeisen L-2411 Luxembourg

[Signature Page to Warrant to Purchase Common Stock]

NOTICE OF EXERCISE
TO: HEARTFLOW, INC.
(1)    ☐    The undersigned hereby elects to purchase ____________ shares of the Common Stock of HEARTFLOW, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
☐    The undersigned hereby elects to purchase ____________ shares of the Common Stock of HEARTFLOW, INC. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.
(2)    Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM
(To assign the foregoing Warrant, in whole or part, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated: __________, 20__

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of this Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.